Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on form S-1 of Monetiva Inc. of our report dated June 4, 2021 relating to our audit of the December 31 2020 and 2019 financial statements, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Haynie & Company

Salt Lake City, Utah

June 4, 2021